Exhibit 5.1

[Cozen O’Connor Letterhead]

September 28, 2018

Board of Directors

FNCB Bancorp, Inc.

102 East Drinker Street

Dunmore, PA 18512

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by FNCB Bancorp, Inc., a Pennsylvania corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of (i) shares of the Company’s common stock, $1.25 par value per share (“Common Stock”); (ii) shares of Company preferred stock, $1.25 par value per share (“Preferred Stock”); (iii) senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Senior Debt Trustee”), or a subordinated debt indenture (the “Subordinated Debt Indenture” and together with the Senior Debt Indenture, the “Indentures”) between the Company and Wilmington Trust, National Association, as trustee (the “Subordinated Debt Trustee” and together with the Senior Debt Trustee, the “Trustee”); (iv) depositary shares to purchase fractional shares of Preferred Stock (“Depositary Shares”), which may be issued pursuant to one or more depositary agreements (each a “Depositary Agreement”) to be entered into between the Company and the depositary agent to be named therein (the “Depositary Agent”); (v) purchase contracts to purchase the Company’s securities (“Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”); (vi) a combination of two or more securities that may be offered in the form of units (“Units”); (vii) warrants to purchase the Company’s securities (the “Warrants”); and (viii) rights to purchase the Company’s securities (“Rights”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Purchase Contracts, Units, Warrants and Rights are collectively referred to herein as the “Securities”.

In connection with this opinion letter, we have examined the Registration Statement, the proposed forms of the Indentures relating to the Debt Securities, originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Articles of Incorporation and Bylaws, and any amendments thereto as of the date hereof (collectively, the “Charter Documents”), certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies or telecopies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have also assumed for purposes of our opinion that the Indentures will be duly authorized, executed and delivered by the Trustees, that the Indentures will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee have the requisite organizational and legal power and authority to perform their obligations under the applicable Indenture.

Based upon the foregoing and in reliance thereon, subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that:

1.

Any shares of Common Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary action to approve the issuance of the Common Stock; and (c) the shares of Common Stock have been delivered to and paid for by the purchasers thereof, will be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock;

2.

Any shares of Preferred Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary action to approve the issuance of the Preferred Stock and (c) the Preferred Stock has been duly issued and delivered pursuant to any underwriting agreement or a comparable agreement and paid for in an amount by the purchasers thereof, will be duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock;

3.

Any Debt Securities, assuming each Indenture has been duly authorized, executed, authenticated and delivered by the Trustee in accordance with the applicable Indenture and duly authorized, executed and delivered by the Company, and when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Debt Securities and to authorize and approve the issuance thereof; (b) any supplemental indenture, officers’ certificate or board resolution in respect of the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company; (c) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with such Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities; and (d) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting or other agreement against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity, provided that we express no opinion as to the applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto;

4.

Any Depositary Shares, when (a) the Depositary Agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Depositary Shares and to authorize and approve the issuance thereof and (c) the Depositary Shares have been issued and delivered to and paid for by the purchasers thereof, will be validly issued and will represent fractional interests in, validly issued, fully paid and non-assessable Preferred Stock;

5.

Any Purchase Contracts, when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof; (b) the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Company and the parties thereto; (c) the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and (d) such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

6.

Any Units, when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof; and (b) such Units have been duly authorized, executed, issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

7.

Any Warrants, when (a) the warrant agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Warrants and to authorize and approve the issuance thereof and (c) the Warrants have been delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity; and

8.

Any Rights, when (a) the rights agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Rights and to authorize and approve the issuance thereof and (c) the Rights have been delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting, or similar agreement with respect to such Securities will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iii) the Securities will have been duly authorized by all necessary corporate action by the Company and the Indentures, any applicable supplemental indenture thereto, and any other agreement pursuant to which such Securities may be issued will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock or Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock or Preferred Stock pursuant to the Registration Statement and (vi) the issuance and sale of such Securities will not violate or result in a default under or breach of any agreement or instrument binding upon the Company, whether by virtue of a waiver, consent, amendment or otherwise.

The opinions expressed herein are subject to limitations arising out of bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Indenture, any Warrants or any Units or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of Pennsylvania’s Business Corporation Law of 1988, including all applicable provisions of the Pennsylvania Constitution. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. This opinion is delivered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect this opinion and other statements expressed herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein and may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective. This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act and may not be used or relied upon for any other purpose. This opinion is not to be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without our prior express written consent.

Very truly yours,

/s/ Cozen O’Connor

Cozen O'Connor